                                                                     Exhibit 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

IN RE:                                 :   CASE NO. 03-62695
                                       :
iPCS, Inc.,                            :   CHAPTER 11
                                       :
   Debtor.                             :   JUDGE DIEHL
                                       :
---------------------------------------
                                       :
IN RE:                                 :   CASE NO. 03-62696
                                       :   (Jointly Admin. under 03-62695)
iPCS Wireless, Inc.,                   :   CHAPTER 11
                                       :
   Debtor.                             :   JUDGE DIEHL
                                       :
---------------------------------------
                                       :
IN RE:                                 :   CASE NO. 03-62697
                                       :   (Jointly Admin. under 03-62695)
iPCS Equipment, Inc.,                  :   CHAPTER 11
                                       :
   Debtor.                             :   JUDGE DIEHL
                                       :
---------------------------------------

          TECHNICAL AMENDMENT TO SECOND AMENDED AND RESTATED JOINT PLAN
             OF REORGANIZATION FOR iPCS, INC., iPCS WIRELESS, INC.,
                            AND iPCS EQUIPMENT, INC.

     COMES NOW iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc., (collectively, referred to herein as the "Debtors") by and through undersigned counsel, and hereby file this "Technical Amendment to Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS, Wireless, Inc., and iPCS Equipment, Inc." (the "Amendment"). In support of the Amendment, the Debtors show the Court as follows:

                SUMMARY OF DISCLOSURE STATEMENT AND PLAN PROCESS

     1. On March 31, 2004, Debtors filed their "Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Original Plan"). On April 16, 2004,

Debtors filed their "First Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "First Amended Plan"), and on May 26, 2004, Debtors filed their "Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Second Amended Plan") (collectively, the Original Plan, First Amended Plan and the Second Amended Plan are referred to as the "Plan").

     2. Debtors filed their "Disclosure Statement with Respect to First Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Initial Disclosure Statement") on April 17, 2004, and their "Amended Disclosure Statement with Respect to Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Amended Disclosure Statement") on May 26, 2004 (collectively, the Initial Disclosure Statement and the Amended Disclosure Statement are referred to as the "Disclosure Statement").

     3. On May 26, 2004, Debtors filed the following: (a) "Summary Disclosure Statement and Plan Summary with Respect to First Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Summary Disclosure Statement"); and (b) "Motion Requesting Entry of Order:
(1) Approving Disclosure Statement and Summary Disclosure Statement; (2) Approving Form of Ballot, Voting Deadline and Procedures for Tabulating Votes;
(3) Approving the form of Notice for the Confirmation Hearing; (4) Setting Confirmation Hearing; (5) Establishing Notification Procedures with Respect to Supplemental Pleadings and Notifications Filed in connection with the Plan of Reorganization; (6) Approving Voting Procedures for Notes held by Nominees of Beneficial

Holders; (7) Authorizing Cash Payment in Full and Final Satisfaction of General Unsecured Claims Held by Trade Creditors in an Amount Equal to or Less Than $100.00; and (8) Establishing Deadlines and Record Dates Related Thereto" (the "Procedures Motion").

     4. On May 27, 2004, the Court, after hearing, approved the Disclosure Statement and the Procedures Motion. The Court scheduled a Plan confirmation hearing for July 8, 2004.

     5. On June 21, 2004, Debtors filed the "Motion to Establish Deadlines With Respect to Implementation of Proposed Plan of Reorganization" (the "Confirmation Motion") wherein, Debtors requested that the Court establish various deadlines to assist with the confirmation process including, without limitation, establishing August 31, 2004, as the deadline for any entity asserting a monetary cure requirement in connection with the Debtors' assumption of an executory contract or unexpired lease must file a motion or appropriate pleading asserting a cure claim alleging amounts due and owing through the Plan's effective date.

                                  JURISDICTION

     6.   This Court has jurisdiction over this Motion pursuant to 28 U.S.C.
Section 1334, which is a core proceeding within the meaning of 28 U.S.C. Section 157(b)(2). Venue is proper pursuant to 28 U.S.C. Sections 1408 and 1409. The statutory basis for the relief is 11 U.S.C. Section 1127(a).

                                RELIEF REQUESTED

     7. In accordance with 11 U.S.C. Section 1127(a) Debtors file this Amendment. This Amendment modifies the Plan to provide that any claims arising from the rejection of an executory contract or unexpired lease under the Plan and requests for the payment of Administrative Expense Claims arising on or after January 1, 2004, be filed on or before August 31, 2004.

     8. On June 21, 2004, Debtors filed their Motion to Establish Deadlines with Respect to Implementation of Proposed Plan of Reorganization (the "Confirmation Motion"). In the Confirmation Motion, Debtors requested that the Court establish various deadlines including, without limitation, that August 31, 2004 be established as the deadline for any entity to file a motion or appropriate pleading asserting a cure claim and an administrative expense claim incurred on or after January 1, 2004.

     9. This modification is a technical amendment and does not impair any entities rights under the Plan. The modification does not violate Sections 1122 or 1123 of the Bankruptcy Code. The modification assists with the efficient implementation of the Plan as all claims arising from either rejection or assumption of executory contracts and unexpired leases are now due on or before August 31, 2004.

     10.  Accordingly, the following Plan is modified as follows:

          a.   Section 1.1 of the Plan is modified as follows:

               i. Section 1.1(a) the definition of "Administrative Expense Claim" is hereby deleted in its entirety and replaced with the following:

                    "Administrative Expense Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual necessary costs and expenses, incurred on or after January 1, 2004, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Cases, Professional Compensation, and all fees and charges assessed against the Estates under chapter 123 of title 20, United States Code.

               ii. Section 1.1(b) the definition of Administrative Claims Bar Date is hereby deleted in its entirety and replaced with the following:

                    "Administrative Claims Bar Date" means the deadline for filing proofs or requests for payment of Administrative Expense Claims which shall be August 31, 2004, unless otherwise ordered by the Bankruptcy Court.

               iii. Section 1.1(ii) the definition of "Cure Amount" is hereby deleted in its entirety and replaced with the following:

                    "Cure Amount" means an amount agreed to by the Debtors and the non-debtor party to any Executory Contract or Unexpired Lease assumed pursuant to the Plan, or, absent an agreement, an amount to be determined by the Bankruptcy Court upon Motion filed by the Debtor or the non-debtor party to any assumed Executory Contract or Unexpired Lease on or before August 31, 2004 as sufficient to satisfy the Debtors' obligations under section 365(b) of the Bankruptcy Code with respect to the Debtors' assumption of such Executory Contract or Unexpired Lease.

          b.   Section 5.3 of the Plan is hereby modified as follows:

               The first sentence of Section 5.3 is hereby deleted in its entirety and replaced with the following sentence:

                    All proofs of claim with respect to Claims arising from the rejection pursuant to the Plan of any Executory Contract or Unexpired Lease, if any, must be filed with the Bankruptcy Court on or before August 31, 2004.

          c. All references to Administrative Claim in the Plan are hereby deleted and replaced with the term Administrative Expense Claim.

          d.   Section 7.13 of the Plan is hereby modified as follows:

               The first sentence of section 7.13 is deleted in its entirety and replaced with the following sentence:

                    On or before the Effective Date, the Committee shall appoint the members of the iPCS Plan Committee from the creditor body of the Debtors for the purpose of overseeing the Claims reconciliation and settlement process set forth in Articles
                    7.8 and 8.3 herein.

     Respectfully submitted this 8th day of July, 2004.

                                           LAMBERTH, CIFELLI, STOKES
                                           & STOUT, P.A.
                                           Attorneys for the Debtors

                                               /s/ M. Denise Dotson
                                           ---------------------------
3343 Peachtree Road NE                     Gregory D. Ellis
East Tower, Suite 550                      Georgia Bar No. 245310
Atlanta, GA 30326                          M. Denise Dotson
(404) 262-7373                             Georgia Bar No. 227230

                             CERTIFICATE OF SERVICE

     This is to certify that I caused to be served a true and correct copy of the foregoing document upon the parties listed below via first class United States mail in a properly addressed envelope and via any other method specified herein below to assure delivery, to:

U.S. Trustee
Office of the U.S. Trustee
362 Richard Russell Building
75 Spring Street SW
Atlanta, GA 30303

Jesse H. Austin, III
Paul, Hastings, Janofsky & Walker
600 Peachtree Street NE, Suite 2400
Atlanta, GA 30308

E. Penn Nicholson
Powell, Goldstein, Frazer & Murphy, LLP
191 Peachtree Street NE, 16th Floor
Atlanta, GA 30303

James A. Pardo, Jr.
King & Spalding
191 Peachtree Street NE, Suite 4900
Atlanta, GA 30303

Andrew N. Rosenberg
Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019-6064

O'Melveny & Meyers, LLP
Sandeep Qusba, Esq.
Times Square Tower
7 Times Square
New York, NY 10036

          This 8th day of July, 2004.

                                                 /s/ M. Denise Dotson
                                           --------------------------------
                                           M. Denise Dotson